Exhibit 99.1

Quality Distribution Agrees to be Acquired by Funds Advised by Apax Partners for $16.00 per Share in All Cash

Transaction Delivers Significant Value to Quality Distribution Shareholders and

Provides Quality Distribution with Financial Flexibility for Continued Growth

TAMPA, FL and NEW YORK, NY, May 6, 2015 – Quality Distribution, Inc. (Nasdaq: QLTY) (“Quality Distribution” or the “Company”), a North American logistics and transportation provider with market leading businesses, today announced that it has entered into a definitive agreement to be acquired by funds advised by Apax Partners (“Apax”), a global private equity firm, for approximately $800 million, including the assumption of debt, or $16.00 per share in cash. The transaction price represents a premium of approximately 63% over Quality Distribution’s closing share price on May 6, 2015. Quality Distribution believes that the transaction provides its shareholders with an attractive premium that delivers immediate compelling value for their shares. The definitive agreement was unanimously approved by Quality Distribution’s Board of Directors, which recommended that Quality Distribution’s shareholders approve the agreement.

The acquisition is subject to customary closing conditions, including obtaining the approval of the holders of a majority of the total outstanding shares of Quality Distribution common stock and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. The transaction is expected to be completed in the third quarter of 2015. Under the terms of the agreement, Quality Distribution may solicit alternative proposals from third parties during a 40-day “go-shop” period following the date of execution of the definitive agreement. There can be no assurances that this process will result in a superior acquisition proposal.

“We believe our sale to Apax maximizes value for our shareholders and provides Quality Distribution with the increased financial flexibility we need to continue to grow,” said Gary Enzor, Chairman and Chief Executive Officer of Quality Distribution. “Apax supports our strategy and is committed to helping us continue our pursuit of strategic growth in our Chemical and Intermodal businesses while managing the current market conditions in the energy industry. They will bring financial resources and expertise that will assist us as we expand Quality Distribution through internal investment and initiatives as well as disciplined acquisitions. This, in turn, should provide more opportunities for our employees and independent affiliates and benefit our customers through greater scale and cost-effective capabilities.”

Quality Distribution operates the largest chemical bulk logistics network in North America through its wholly-owned subsidiary, Quality Carriers, Inc., and is the largest North American provider of intermodal tank container and depot services through its wholly-owned subsidiary, Boasso American Corporation. Quality also provides logistics and transportation services to the unconventional oil and gas industry through its wholly-owned subsidiary, QC Energy Resources, Inc. Quality’s network of independent affiliates and independent owner-operators provides nationwide bulk transportation and related services. Quality is an American Chemistry Council Responsible Care® Partner and is a core carrier for many of the Fortune 500 companies that are engaged in chemical production and processing.

“Having followed Quality for several years, we have been impressed with the strategy and vision articulated by the Company’s management team,” said Ashish Karandikar, a Partner on Apax’s Services team. “As the leading logistics platform in the bulk chemical transportation industry, Quality is well positioned to take advantage of both organic growth opportunities and strategic acquisitions while benefiting from the financial and operational flexibility of operating as a private company. We look forward to partnering with Quality’s management team as they pursue the Company’s next phase of growth.”

RBC Capital Markets is serving as financial advisor to Quality Distribution, and Fried, Frank, Harris, Shriver & Jacobson LLP is serving as legal counsel to Quality Distribution. Skadden Arps, Slate, Meagher & Flom LLP and Kirkland & Ellis LLP are serving as legal counsel to Apax.

Apax has secured committed financing for the transaction, which will be provided by Deutsche Bank AG New York Branch, Bank of America, N.A., Jefferies Finance LLC, MIHI LLC and SunTrust Bank.

Quality Distribution intends to announce its first quarter 2015 financial results in a separate press release on Wednesday, May 6, 2015. In light of the pending transaction, Quality Distribution has cancelled its previously scheduled first quarter 2015 financial results conference call.

About Quality Distribution

Headquartered in Tampa, Florida, Quality operates the largest chemical bulk logistics network in North America through its wholly-owned subsidiary, Quality Carriers, Inc., and is the largest North American provider of intermodal tank container and depot services through its wholly-owned subsidiary, Boasso America Corporation. Quality also provides logistics and transportation services to the unconventional oil and gas industry through its wholly-owned subsidiaries, QC Energy Resources, Inc. and QC Environmental Services, Inc. Quality’s network of independent affiliates and independent owner-operators provides nationwide bulk transportation and related services. Quality is an American Chemistry Council Responsible Care® Partner and is a core carrier for many of the Fortune 500 companies that are engaged in chemical production and processing.

About Apax Partners

Apax Partners is one of the world’s leading private equity investment groups. It operates globally and has more than 30 years of investing experience. Apax Partners has advised funds that total over $40 billion around the world in aggregate. Funds advised by Apax invest in companies across four global sectors of Consumer, Healthcare, Services and Tech & Telco. These funds provide long-term equity financing to build and strengthen world-class companies.

Past and current investments by funds advised by the Apax Services team, which invest in a diverse range of businesses from financial services to industrial and support services, include: Azelis Group, a pan-European specialty chemical distributor; GardaWorld, the global provider of business solutions and security services; Rhiag, the leading distributor of automotive spare parts in the independent Italian and Eastern European aftermarkets; Hub International Limited, a leading global insurance brokerage; SULO Group, one of Germany’s largest waste management companies; and IFCO Systems, one of the world’s leading business service providers of reusable packaging containers and pallet management services.

For further information about Apax, please visit: www.Apax.com.

Forward-Looking Statements

This press release contains, and other written or oral statements made by or on behalf of Quality may include, forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents that are filed with the Securities and Exchange Commission (SEC) or in connection with oral statements made to the press, potential investors or others. Specifically, forward-looking statements may include, but are not limited to, statements relating to our future economic performance, business prospects, revenue, income, and financial condition; and statements preceded by, followed by, or that include the words “expects,” “believes,” “intends,” “will,” “anticipates,” and similar terms that relate to future events, performance, or our results. Examples of forward-looking statements in this press release include, but are not limited to, statements about the price, terms and closing date of the proposed transaction and statements regarding shareholder and regulatory approvals. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results, expectations, or outcomes to differ materially from our historical experience as well as management’s present expectations or projections. These risks and uncertainties include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the inability to complete the proposed merger due to the failure to obtain Company Requisite Vote or the failure to satisfy other conditions of the proposed merger within the proposed timeframe or at all; (iii) the failure to obtain the necessary financing arrangements as set forth in the debt and equity commitment letters delivered pursuant to the merger agreement, or the failure of the proposed merger to close for any other reason; (iv) risks related to disruption of management’s attention from Quality’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against Quality and others relating to the merger agreement; (vi) the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; (vii) the effect of the announcement of the proposed merger on Quality’s relationships with its customers, operating results and business generally; and (viii) the amount of the costs, fees, expenses and charges related to the proposed merger. Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in Quality’s Annual Report on Form 10—K for the fiscal year ended December 31, 2014, which was filed with the SEC on March 13, 2015. The forward-looking statements represent Quality’s views as of the date on which such statements were made and Quality undertakes no obligation to publicly update such forward-looking statements.

Participants in the Solicitation

Quality and its directors, executive officers and certain other members of management and employees of Quality may be deemed to be “participants” in the solicitation of proxies from the shareholders of Quality in connection with the proposed merger. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of Quality in connection with the proposed merger, which may be different than those of Quality’s shareholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. Shareholders can find information about Quality and its directors and executive officers and their ownership of Quality’s common stock in Quality’s annual report on Form 10-K for the fiscal year ended December 31, 2014 and in its definitive proxy statement relating to its 2015 annual meeting of stockholders filed with the SEC on April 24, 2015. Additional information regarding the interests of such individuals in the proposed merger will be included in the proxy statement relating to the merger when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Quality’s website at https://www.qualitydistribution.com/.

Important Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Quality by Apax and its affiliates. In connection with the proposed transaction, Quality will file with the SEC and furnish to its stockholders a proxy statement and other relevant documents. QUALITY STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of the proxy statement (when it becomes available) and other relevant documents filed by Quality with the SEC at the SEC’s Web site at http://www.sec.gov. The proxy statement and such other documents filed by Quality with the SEC may also be obtained for free from the Investor Relations section of Quality’s web site (https://www.qualitydistribution.com/) or by directing a request to: Quality Distribution, Inc., 4041 Park Oaks Blvd., Suite 200, Tampa, FL 33610, Attention: Investor Relations.

Quality and its respective directors, executive officers and other members of their respective management may be deemed to be participants in the solicitation of proxies from Quality’s stockholders in connection with the proposed transaction. Information concerning the interests of persons who may, under the rules of the SEC, be considered participants in the solicitation of stockholders of Quality in connection with the proposed transaction, which may be different than those of Quality’s stockholders generally, will be set forth in the proxy statement and other relevant documents to be filed with the SEC. Stockholders can find information about Quality and its directors and executive officers and their ownership of Quality stock in Quality’s annual report on Form 10-K for the fiscal year ended December 31, 2014 and in its definitive proxy statement relating to its 2015 annual meeting of stockholders filed with the SEC on April 24, 2015. Additional information regarding the interests of such individuals in the proposed transaction will be included in the proxy statement to be filed with the SEC in connection with the proposed transaction.

Quality Distribution Contacts:

Investor Relations

Michael C. Massi, Quality Distribution

(800) 282-2031 x7235

Media Relations

Chuck Dohrenwend / Dana Gorman, Abernathy MacGregor

(212) 371-5999

Apax Partners Contacts:

US and LatAm Media Enquiries

Todd Fogarty

Kekst and Company

(212) 521-4854

todd-fogarty@kekst.com

UK and Europe Media Enquiries

Andrew Honnor/Georgiana Brunner/Matthieu Roussellier

Greenbrook Communications

+44 20 7952 2000

apax@greenbrookpr.com